Exhibit 99.1

Stellar Acquisition III, Inc. Signs Definitive Agreement to Combine with Phunware, Inc. and

Enter the Mobile Cloud Software and Blockchain Sectors

ATHENS, GREECE, February 28, 2018 – Stellar Acquisition III, Inc. (“Stellar”) (NASDAQ: STLR) announced today that it has entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) to combine with Phunware, Inc. (“Phunware”). The transaction values Phunware at an enterprise value of $301 million, on a cash-free, debt-free basis, with the transaction consideration to be paid in newly issued equity securities of Stellar.

The transaction with Phunware enables Stellar to enter two of the most innovative and rapidly growing sectors within the technology space: mobile cloud software and blockchain. Phunware’s mobile application lifecycle management platform delivers mobile marketing automation, analytics and business intelligence, alerts, notifications and messaging, content management, location-based services, audience engagement, audience monetization, vertical solutions, big data and cryptonetworking. The platform processes over 4 billion events per day, totaling over 1.4 trillion events per year. This amounts to petabytes of actionable data across thousands of mobile application portfolios. Currently, Phunware receives revenue from a large and diversified customer base that includes numerous Fortune 5000 companies in both Software-as-a-Service (SaaS) via recurring revenue streams and transactional formats.

Phunware intends to initiate within the 1st half of 2018 a Token Generation Event (“TGE”) based on its “PhunCoin™” cryptonetworking ecosystem.

Phunware was established in February 2009, and has grown rapidly to date through acquisitions and venture capital offerings to strategic investors and partners. The company today has notable investors such as Wavemaker Partners (Draper Network Fund), Fraser McCombs Ventures, Maxima Ventures, Samsung, Cisco Investments, World Wrestling Entertainment, PLDT Capital, Central Texas Angel Network (CTAN), Baylor Angel Network (BAN) and others. We believe that having strategic partners with aligned interests is important in the achievement of common goals.

Following the closing, the common stock and warrants of the combined entity are expected to trade on the NASDAQ Stock Market under the name Phunware, Inc. and trading symbols “PHUN” and “PHUNW”, respectively. The combined company will be led by Mr. Alan S. Knitowski, who will continue as Phunware’s Chief Executive Officer, and Mr. Matthew Aune, who will continue as Phunware’s Chief Financial Officer. As part of the transaction, the combined company will redomesticate from the Marshall Islands (Stellar’s jurisdiction of formation) to Delaware.

Management Commentary

Mr. Alan S. Knitowski, CEO of Phunware, said, “Our stated goal has always been to reach every connected device on Earth through mobile applications, and this transaction turbocharges our ability to achieve that vision. With a current reach to over one in ten devices worldwide, our platform is a formidable foundation to build upon. Merging with Stellar will enable us to scale that foundation through organic and inorganic growth, including the PhunCoin Token Generation Event. We are extremely proud of this important milestone and are excited for the future.”

Mr. Matt Aune, CFO of Phunware, added, “Since Phunware’s founding in 2009, we have seen dramatic growth both financially and as a platform. We are now at an exciting stage of our development where we are prepared to take our products and scale to the next level, and this transaction provides the resources that we will use to implement our ambitious plans worldwide.”

Mr. Akis Tsirigakis, Co-CEO of Stellar, stated “We are very pleased to announce this transaction and our entry into the mobile cloud software and blockchain sectors, both extremely attractive and rapidly growing market segments, with great potential for many years to come. Phunware is in the process of implementing its ambitious plan to become the global leader in Multiscreen as a Service (MaaS) and becoming a public company, which will allow Phunware to further enhance its quality and governance foundations.”

Mr. George Syllantavos, Co-CEO of Stellar, added “Through this transaction, we offer our shareholders the opportunity to participate in the growth prospects of this innovative company within the exciting MaaS/SaaS/blockchain sectors. Phunware is a company on the forefront of technological advancements, having the vision and unique ability to integrate mobile cloud software and blockchain technology for the benefit of the global consumer. We are excited about the future and are committed to contribute to the company’s success.”

Overview of Phunware

Phunware is the pioneer of Multiscreen as a Service (MaaS), a fully integrated suite of platform products, solutions and data that allows brands to engage, manage and monetize their anytime, anywhere mobile application users worldwide. Phunware creates category-defining mobile experiences for the world’s most respected brands, with petabytes of data across thousands of mobile application portfolios. Its offerings include:

●	Enterprise mobile software including content management, location-based services, marketing automation, business intelligence and analytics, alerts, notifications and messaging, audience engagement, audience monetization, vertical solutions and cryptonetworking, as well as an Application Framework for developers and publishers building their own mobile applications in-house;

●	Media for mobile audience building and activation, application discovery, brand awareness, user engagement, user monetization and more; and

●	Data for audience insights, campaign engagement and business process optimization.

Phunware will use commercially reasonable efforts to launch PhunCoin, a blockchain-powered utility token and ecosystem that enables consumers, brands and application developers to transact directly and create a value-based and voluntary data exchange.

Summary of the Transaction

Under the terms of the Merger Agreement, Phunware shareholders will receive consideration in the form of newly issued Stellar equity securities, valued based on an enterprise value of $301 million for Phunware and subject to customary adjustments for cash and debt and, at the election of Phunware’s shareholders, acquire from Stellar sponsors up to 929,890 warrants to purchase Stellar common stock at $0.50 per warrant. In addition, all Phunware stock options and warrants will be assumed by Stellar in the transaction as part of the merger consideration. Cash proceeds released from Stellar’s trust account after any shareholder redemptions and payment of transaction expenses and other Stellar liabilities shall remain with the combined company, and Phunware intends to use the cash proceeds from the trust account to grow its business, fund inorganic growth initiatives and for working capital.

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The transaction is subject to the satisfaction of customary closing conditions. The transaction is currently expected to close in the second quarter of 2018.

The description of the transaction contained herein is only a summary and is qualified in its entirety by reference to the definitive Merger Agreement relating to the transaction, a copy of which will be filed by Stellar with the Securities and Exchange Commission (the “SEC”) as an exhibit to a Current Report on Form 8-K.

Additional Information About the Transaction and Where to Find It

Stellar intends to file with the SEC a registration statement on Form S-4 with a proxy statement containing information about the proposed transaction and the respective businesses of Phunware and Stellar. Stellar will mail a final prospectus and definitive proxy statement and other relevant documents after the SEC completes its review. Stellar and Phunware shareholders are urged to read the preliminary prospectus and proxy statement and any amendments thereto and the final prospectus and definitive proxy statement in connection with the solicitation of proxies for the special meetings to be held to approve the proposed transaction, because these documents will contain important information about Stellar, Phunware and the proposed transaction. The final prospectus and definitive proxy statement will be mailed to shareholders of Stellar and Phunware of a record date to be established for voting on the proposed transaction. Shareholders will also be able to obtain a free copy of the proxy statement, as well as other filings containing information about Stellar without charge, at the SEC’s website (www.sec.gov) or by calling 1-800-SEC-0330. Copies of the proxy statement and other filings with the SEC can also be obtained, without charge, by directing a request to: Stellar Acquisition III Inc., 90 Kifisias Avenue, Marousi 15125, Athens, Greece. Additionally, all documents filed with the SEC can be found on Stellar’s website, www.stellaracquisition.com.

Advisors and Counsel

Maxim Group LLC and Graceworth Ltd. are acting as financial advisors to Stellar in connection with the proposed transaction. Ellenoff Grossman & Schole LLP is acting as counsel to Stellar. BTIG LLC is acting as financial advisor to Phunware in connection with the proposed transaction. Wilson Sonsini Goodrich & Rosati, P.C. is acting as counsel to Phunware.

About Stellar

Stellar is a Republic of Marshall Islands blank check company, also commonly referred to as a Special Purpose Acquisition Company, or SPAC, formed for the purpose of effecting a merger, asset acquisition or other business combination with one or more businesses or entities. Stellar’s units, shares of common stock and warrants are currently listed on the Nasdaq Capital Market under the symbols “STLRU,” “STLR” and “STLRW, respectively.

Participants in the Solicitation

Stellar, Phunware and their respective directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from Stellar’s shareholders in respect of the proposed transaction. Information regarding Stellar’s directors and executive officers is available in its annual report on Form 10-K filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be contained in the proxy statement when it becomes available.

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No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Cautionary Note Regarding Forward-Looking Statements

Some of the statements in this release and in presentations by Stellar’s management relating to the matters described herein are or may constitute “forward-looking statements.” Words such as “believe,” “expect,” “anticipate,” “project,” “target,” “optimistic,” “intend,” “aim,” “will”, “may” and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to the proposed transaction and the SEC registration statement and proxy voting process (as well as the combined company's post-closing activities) include, but are not limited to: (i) statements about the benefits of the transaction involving Stellar and Phunware, including future financial and operating results; (ii) Stellar’s and Phunware’s plans, objectives, expectations and intentions (including with respect to the future Token Generation Event and the use of proceeds from Stellar’s trust account); (iii) the expected timing of completion of the transaction and the SEC registration statement and proxy voting process; and (iv) other statements relating to the transaction, the SEC registration statement and proxy voting process and the combined company’s post-closing activities that are not historical facts. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. Actual results could differ materially if not substantially from those described in the forward-looking statements.

Important risks and other factors could cause actual results to differ materially from those indicated by such forward-looking statements. With respect to the transaction, the SEC registration statement and proxy voting process and the combined company’s post-closing activities, such risks and uncertainties include, among many others: (i) the risks associated with Stellar’s SEC registration statement and proxy voting process, including uncertainty regarding the number of Stellar shareholders who may request redemption and whether Phunware shareholders will approve the transaction; (ii) the risk that the benefits to Stellar and its shareholders anticipated from transaction may not be fully realized or may take longer to realize than expected; (iii) the risk that any projections, including earnings, revenues, expenses, synergies, margins or any other financial items are not realized, (iv) the risks associated with concentration of Phunware’s business with certain customers; (v) the potential for reductions in industry profit margins due to, among other factors, declining service revenues; (vi) the inability of the post-closing combined company to expand and diversify the business of Phunware; (vii) changing interpretations of generally accepted accounting principles; ( viii) the combined company’s continued compliance with government regulations; changing legislation and regulatory environments; (ix) the ability of the post-closing company to meet Nasdaq’s continued listing standards; (x) the potential for lower return on investment by Phunware’s expected TGE; (xi) the inability of Phunware to manage growth; (xii) requirements or changes affecting the MaaS/SaaS industry; (xiii) the general volatility of market prices of Stellar’ s securities and general economic conditions; ( xiv) the combined company’s ability to implement new strategies and react to changing market conditions; (xv) risks associated with operating hazards; (xvi) risks associated with competition; (xvii) risks associated with the loss of key personnel; (xviii) unexpected costs, liabilities or delays in the proposed transaction; (xix) the outcome of any legal proceedings related to the transaction; (xx) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or (xxi) any of the factors in detailed in the “Risk Factors” section of Stellar’ s filings with the SEC.

The foregoing listing of risks is not exhaustive. These risks, as well as other risks associated with the transaction, will be more fully discussed in Stellar’s registration statement to be filed with the SEC in connection with the transaction. Additional risks and uncertainties are identified and discussed in Stellar’s reports filed or to be filed with the SEC and available at the SEC's website at http://www.sec.gov. Forward-looking statements included in this press release speak only as of the date of this press release. Stellar undertakes and assumes no obligation, and does not intend, to update Stellar’s forward-looking statements, except as required by law.

Company Contact:	Investor Relations / Media Contact:
George Syllantavos	Daniela Guerrero
co-CEO & CFO	Capital Link, Inc.
Stellar Acquisition III Inc.	230 Park Avenue, Suite 1536
90 Kifissias Avenue,	New York, N.Y. 10169
Maroussi 15123, Athens, Greece	Tel.: (212) 661-7566
Email: gs@stellaracquisition.com	Fax: (212) 661-7526
Website: www.stellaracquisition.com	E-Mail: stellaracquisition@capitallink.com

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